Exhibit 10.4

AMENDMENT NO. 3 TO THE OPERATING AGREEMENT OF

LEGALSIMPLI SOFTWARE, LLC

THIS AMENDMENT NO. 3 TO THE OPERATING AGREEMENT (this “Amendment”) of LEGALSIMPLI SOFTWARE, LLC, a Puerto Rico Limited Liability Company (the “Company”) is made and entered into effective as of January ___, 2021 (the “Effective Date”) by and among the Company, and each members as set forth in Exhibit A attached hereto (collectively, the “Members” and individually, a “Member”).

RECITALS:

A.	LegalSimpli Software, LLC, register number 393007, is a Domestic Limited Liability Company For Profit organized under the laws of Puerto Rico on this 21st of March, 2017 at 09:17 AM. The purpose of the Company is to conduct any lawful business for which limited liability companies may be organized under the laws of Puerto Rico.

B.	The parties hereto entered into that certain Amended Operating Agreement dated May 29, 2018 and that certain Second Amended Operating Agreement dated September 13. 2018 (the “Operating Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Operating Agreement.

C.	The Members enter into this Amendment to provide for the governance of the Company and the conduct of its business, and to specify their relative rights and obligations.

In consideration of the foregoing premises, the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree to amend the Operating Agreement as follows:

1. Amendment of Distributions. Section 3.3 of the Operating Agreement is hereby deleted in its entirety and replaced with the following:

3.3 Bonus Pool. The Company will make initial distributions as follows:

A.	A. If revenue is equal to or greater than $10,000,000 but less than $20,000,000 and the net profit margin is greater than 20% in any calendar year, then 1% of the pretax profits will be contributed to the Bonus Pool for distribution to the Members on a pro rata basis in proportion to the respective Percentage Interest held by each Member.

B.	If revenue is equal to or greater than $20,000,000 but less than $30,000,000 and the net profit margin is greater than 20% in any calendar year, then 2% of the pretax profits will be contributed to the Bonus Pool for distribution to the Members on a pro rata basis in proportion to the respective Percentage Interest held by each Member.

C.	If revenue is equal to or greater than $30,000,000 but less than $40,000,000 and the net profit margin is greater than 20% in any calendar year, then 3% of the pretax profits will be contributed to the Bonus Pool for distribution to the Members on a pro rata basis in proportion to the respective Percentage Interest held by each Member.

D.	If revenue is equal to or greater than $40,000,000 but less than $50,000,000 and the net profit margin is greater than 20% in any calendar year, then 4% of the pretax profits will be contributed to the Bonus Pool for distribution to the Members on a pro rata basis in proportion to the respective Percentage Interest held by each Member.

E.	If revenue is equal to or greater than $50,000,000 and the net profit margin is greater than 20% in any calendar year, then 5% of the pretax profits will be contributed to the Bonus Pool for distribution to the Members on a pro rata basis in proportion to the respective Percentage Interest held by each Member.

2. Remaining Terms Unaffected. Except for the amendments to the Operating Agreement set forth in this Amendment, all other provisions of the Operating Agreement shall remain in full force and effect and are incorporated in this Amendment as if fully set forth herein.

3. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the state of Puerto Rico without giving effect to principles of conflicts of laws.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURES ON THE FOLLOWING PAGE]

2

IN WITNESS WHEREOF, each party hereto has executed this Amendment, or caused this Amendment to be executed on its behalf, under seal, effective as of the Effective Date.

Conversion Labs PR, LLC

By:
Justin Schreiber, President

Sean Fitzpatrick

Jordan Iversen

Varun Pathak

Javier Pascual

Christopher Reed

John Fitzpatrick

Edwina Fitzpatrick

Proinsias Fitzpatrick

Signature Page of Third Amended Operating Agreement of

LegalSimpli Software, LLC

EXHIBIT A

MEMBERS

The Members of the Company and their respective addresses, Capital Contributions, and Ownership Interests are set forth below. The Members agree to keep this Exhibit A current and updated in accordance with the terms of this Agreement, including, but not limited to, Sections 2.1, 2.3, 2.4, 7.1, 7.2, and 10.1.

Member	Units	Percentage
Conversion Labs PR, LLC	57,469	75.12%
Sean Fitzpatrick	2,183	2.85%
Varun Pathak	3,265	4.27%
Jordan Iversen	3,501	4.58%
Javier Pascual	666	0.87%
Chris Reed	919	1.20%
Mr. & Mrs. Fitzpatrick	300	0.39%
Proinsias Fitzpatrick	200	0.26%
Reserved for Issuance to Conversion Labs PR, LLC	8,000	10.46%
Total Units	76,503	100.00%